                                                               EXHIBIT 10(s)(iv)





                            DEED OF LEASE AGREEMENT

                         Dated as of November 15, 1996

                                    between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                        not in its individual capacity,
                        but solely as the Owner Trustee
                          under the Stuart Park Trust,
                                  as Lessor

                                     and

                            LCI INTERNATIONAL, INC.,
                                   as Lessee






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This Deed of Lease Agreement is subject to a security interest in favor of NationsBank of Texas, N.A., a national banking association, as the Agent (the "Agent") under a Security Agreement dated as of November 15, 1996, between First Security Bank, National Association, not individually except as expressly stated therein, but solely as the Owner Trustee under the Stuart Park Trust and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof. This Deed of Lease Agreement has been executed in several counterparts. To the extent, if any, that this Deed of Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Deed of Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                               TABLE OF CONTENTS

ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.2   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.1   Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.2   Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.3   Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   2.4   Lease Supplements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   3.1   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   3.2   Payment of Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   3.3   Supplemental Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   3.4   Performance on a Non-Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   3.5   Rent Payment Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   4.1   Taxes; Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   5.1   Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   6.1   Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   6.2   No Termination or Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   7.1   Ownership of the Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   8.1   Condition of the Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   8.2   Possession and Use of the PropertY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   9.1   Compliance With Legal Requirements and Insurance Requirements  . . . . . . . . . . . . . . . . . . .  10

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   10.1  Maintenance and Repair; Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

   10.2  Hazardous Substance Removal and Remediation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   10.3  Lessor's Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   10.4  Environmental Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   11.1  Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   12.1  Warranty of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   13.1  Permitted Contests Other Than in Respect of Indemnities  . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   14.1  Public Liability and Workers, Compensation Insurance . . . . . . . . . . . . . . . . . . . . . . . .  16
   14.2  Permanent Hazard and Other Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   14.3  Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   15.1  Casualty and Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   15.2  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   15.3  Notice of Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   16.1  Termination Upon Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   16.2  Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   16.3  Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   17.1  Lease Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   17.2  Surrender of Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   17.3  No Obligation to Relet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   17.4  Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   17.5  Power of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   17.6  Final Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   17.7  Environmental Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   17.8  Waiver of Certain Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   17.9  Assignment of Rights Under Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   17.10 Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

   18.1  Lessor's Right to Cure Lessee's Lease Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   19.1  Provisions Relating to Lessee's Exercise of its Purchase Option  . . . . . . . . . . . . . . . . . .  32
   19.2  No Purchase or Termination With Respect to Less than All of the Property . . . . . . . . . . . . . .  32

ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   20.1  Purchase Option or Sale Option-General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .  32
   20.2  Lessee Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   20.3  Third Party Sale Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   22.1  Sale Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   22.2  Application of Proceeds of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   22.3  Indemnity for Excessive Wear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   22.4  Appraisal Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   22.5  Certain Obligations Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   23.1  Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   24.1  Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   25.1  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   25.2  Subleases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   26.1  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   27.1  Acceptance of Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   27.2  No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   28.1  Incorporation of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   29.1  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.1  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.2  Amendments and Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.3  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.4  Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.6  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.7  Calculation of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.8  Memoranda of Lease and Lease Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   30.9  Allocations between the Lenders and the Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   30.10 Limitations on Recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  45
   30.11 WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  45
   30.12 Exercise of Lessor Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  45
   30.13 Submission To Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  45
   30.14 Discharge of Lessee's Obligations by its Affiliates   . . . . . . . . . . . . . . . . .  . . . . . .  46
   30.15 USURY SAVINGS PROVISION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  46

EXHIBITS:
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         A            -   The Land
         B            -   Memorandum of Lease
         B-1          -   Lease Supplement

                            DEED OF LEASE AGREEMENT


         THIS DEED OF LEASE AGREEMENT (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Lease"), dated as of November 15, 1996, is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not in its individual capacity but solely as the Owner Trustee under the Stuart Park Trust, a trust organized under the laws of the State of Virginia, as lessor (the "Lessor"), and LCI INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware and having its principal office at 8180 Greensboro Drive, McLean, Virginia 22102, as lessee (the "Lessee").

                              W I T N E S S E T H:

         A. WHEREAS, subject to the terms and conditions of the Participation Agreement and the Agency Agreement, Lessor will purchase various tracts or parcels of unimproved real estate as more particularly described on Exhibit A attached hereto (the "Land") and incorporated herein by reference from unrelated third parties all as designated by Lessee and fund the development, construction, operation, maintenance, and repair of an approximately 306,000 gross square foot office building, an approximately 660-car underground parking facility and related improvements on such Land by the Construction Agent; and

         B. WHEREAS, the Basic Term shall commence with respect to the Property upon the earlier to occur of (i) the Completion of such Property or (ii) during such time as the Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default; and

         C. WHEREAS, Lessor as of the date hereof desires to lease to Lessee, and Lessee desires to lease from Lessor, the Property;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                      Definitions. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix A to the Participation Agreement of even date herewith (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among Lessee, the Construction Agent, First Security Bank, National Association, not in its individual capacity, except as expressly stated therein, as the Owner Trustee under the Stuart Park Trust, the Holders, the Lenders and the Agent.

                      Interpretation. The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.

                                   ARTICLE II

                      Property. Subject to the terms and conditions set forth in this Lease and contained in any Lease Supplement contemplated hereby and by the Participation Agreement relating to the Property, Lessor hereby leases, lets and demises unto Lessee, and Lessee hereby leases, rents and takes possession from Lessor all of Lessor's right, title and interest in the Property, including (i) the Land, (ii) all Improvements now or hereafter constructed thereon, (iii) each item of Equipment located or installed on the Land or within the Improvements, and (iv) all easements, privileges, rights and appurtenances thereto, to have and to hold the same for the Term subject to the covenants, agreements, terms, conditions, limitations and provisions herein set forth.

                      Lease Term.

         (a) The Interim Lease Term of this Lease with respect to the Property shall begin upon the Land Closing Date and shall end at midnight on the day immediately preceding the Basic Term Commencement Date (as hereinafter defined).

         (b) The basic term of this Lease with respect to the Property (the "Basic Term") shall begin upon the earlier to occur of (a) the Completion Date for the Property or (b) if the Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default (in each case the "Basic Term Commencement Date") and shall end on November 14, 1999 (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease.

         (c) If no Default or Event of Default has occurred and is continuing, and if Lessee has not provided written notice to Lessor, the Agent and the Holders at least one hundred twenty (120) days prior to the first day of the applicable Renewal Term of its determination to exercise its Purchase Option or Sale Option under Article XX hereof, the term of this Lease for the Property shall be automatically extended for one (1) year following the Basic Term Expiration Date, and if so renewed, provided no Default or Event of Default has occurred and is then continuing, automatically thereafter for one
(1) additional one (1) year period from the first anniversary of the Basic Term Expiration Date (each, a "Renewal Term"); provided, that the expiration date for the final Renewal Term for the Property shall not be later than the fifth
(5th) annual anniversary of the Initial Closing Date; provided further, however, the Lessee shall have the option to request an extension of the Term of this Lease for a maximum of three (3) additional one (1) year periods to commence immediately following the expiration date of the final Renewal Term to be comprised of three (3) annual one (1) year lease terms (each, an "Extended Renewal Term") which such request for an Extended Renewal Term (i) must be made in writing by Lessee delivered to each of the Lessor, Agent, Holders and Lenders not less than one hundred twenty (120) days prior to the expiration date for the Final Renewal Term and (ii) must be approved in writing by each of Lessor, the Agent, the Lenders and the Holders in their sole and absolute discretion.

                      Title. The Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to the Property or any interest of Lessee therein other than for Lessor Liens.

                      Lease Supplements. On or prior to the Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property effective as of such Basic Term Commencement Date in substantially the form of Exhibit B-1 hereto.

                                  ARTICLE III

                      Rent.

                          Lessee shall pay Basic Rent in arrears on each Payment Date, and on any date on which this Lease shall terminate with respect to the Property during the Term; provided, however, Lessee shall have no obligation to pay Basic Rent with respect to the Property until the Basic Term has commenced.

                          Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) on or before 9:00 A.M. Charlotte, North Carolina, time to such account or accounts at such bank or banks as Lessor shall from time to time direct.

                          Lessee's inability or failure to take possession of all or any portion of the Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for the Property in accordance with the terms of this Lease.

                      Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without set-off, deduction or reduction.

                      Supplemental Rent. Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor, as Supplemental Rent due and owing to Lessor, among other things, to the extent permitted by applicable Legal Requirements, (a) any and all unpaid fees, charges, payments, amounts and other obligations (other than the obligations of Lessor to pay the principal amount of the Loans and the Holder Amount) due and owing by Lessor, in any capacity, under the Credit Agreement, under the Trust Agreement and/or under any other Operative Agreement (including without limitation any amounts owing to the Lenders under Section 2.11, Section 2.12, Section 2.13 and Section 9.5 of the Credit Agreement and any amounts owing to the Holders under Section 3.9 or Section 3.10 of the Trust Agreement) within ten (10) days of receipt of demand therefor from Lessor, Agent, any Lender or any Holder and (b) within three (3) days following notice that the Overdue Rate is applicable, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

                      Performance on a Non-Business Day. If any Basic Rent is required to be paid hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

                      Rent Payment Provisions. Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.

                                   ARTICLE IV

                      Taxes; Utility Charges. Lessee shall pay or cause to be paid all Impositions with respect to the Property and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on the Property and related real property during the Term. Upon Lessor's request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to the Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.

                                   ARTICLE V

                      Quiet Enjoyment. Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the Land Acquisition Date.

                                   ARTICLE VI

                      Net Lease. This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of the Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, set-off, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of the Property or any part thereof; (b) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to the Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority;
(h) the impossibility or illegality of performance by Lessor, Lessee or both;
(i) any action of any Governmental Authority or any other Person; (j) Lessee's acquisition of ownership of all or part of the Property; (k) breach of any warranty or representation with respect to the Property or any Operative Agreement by any Person; (l) any defect in the condition, quality or fitness for use of the Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS SECTION 6.1 HAVE BEEN SPECIFICALLY REVIEWED AND SUBJECT TO NEGOTIATION AND THAT THE PROVISIONS HEREOF SHALL SURVIVE ANY TERMINATION OF THIS LEASE.

                      No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as expressly permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, set-off, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                  ARTICLE VII

                      Ownership of the Property.

                          Lessor and Lessee acknowledge that Lessor is formed for the sole purpose of facilitating the transactions contemplated by the Operative Agreement and Lessor and Lessee intend and agree that for federal and all state and local income tax purposes (A) this Lease will be treated as a financial arrangement; (B) the Lenders and the Holders will be deemed lenders making loans for the benefit of the Lessee, which loans are secured by all of the Property, this Lease and to the extent set forth in the Operative Agreements; and (C) Lessee will be treated as the owner of all of the Property and will be entitled to claim cost recovery (i.e., "depreciation") deductions respecting the Improvement and all of the tax benefits ordinarily available to the owner of property similar to the Property for such tax purposes. Lessor will claim no depreciation deduction with respect to the Improvements and will treat the payments of all Basic

         Rent as interest income for federal and state income tax purposes. Lessee will claim deprecation deductions with respect to the Improvements and will treat the Basic Rent as interest expenses for federal and state income tax purposes. Lessor, the Lenders and the Holders shall take no action inconsistent with such intent for tax purposes.

                          Lessor and Lessee intend and agree that with respect to the nature of the transaction evidenced by this Lease in the context of the exercise of remedies under the Operative Agreements, including without limitation in the case of any insolvency or receivership proceedings or a petition under the United States Bankruptcy laws or any other application of applicable insolvency laws or statutes of the United States of America or any state or commonwealth thereof affecting Lessee, Lessor, the Lenders or the Holders or any enforcement or collection action, the transactions evidenced by this Lease shall be regarded as loans made under a financing arrangement by the Lenders and the Holders as unrelated third party lenders to Lessee secured by all of the Property.

                          Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting the Property and all proceeds (including without limitation insurance proceeds thereof) to the extent such is personal property and an irrevocable grant and conveyance of a lien and mortgage (in the nature of a deed of trust) on the Property and all proceeds (including without limitation insurance proceeds thereof) to the extent such is real property; (ii) the acquisition of title to the Property referenced in Article II (including the Land described in Exhibit A hereto) shall be deemed to be a grant by Lessee to Lessor of, and Lessee hereby grants to Lessor, a lien on and security interest, mortgage lien and deed of trust in all of Lessee's right, title and interest in and to the Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by the Property; and (iii) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such lien, security interest, mortgage lien and deed of trust under applicable law. Lessor and Lessee shall promptly take such actions as may be necessary or advisable in either party's opinion (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform Commercial Code Fixture Filings and memoranda of this Lease and any Lease Supplements) to ensure that the lien, security interest, lien, mortgage lien and deed of trust in the Property and the other items referenced above will be deemed to be a perfected lien, security interest, mortgage lien and deed of trust of first priority under applicable law and will be maintained as such throughout the Term.

                                  ARTICLE VIII

                          Condition of the Property.  LESSEE ACKNOWLEDGES AND
AGREES THAT IT IS LEASING THE PROPERTY "AS-IS WHERE-IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND IN EACH CASE SUBJECT TO
(A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND
(E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF ANY LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL

BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.
LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT THE PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

                      Possession and Use of the PropertY.

                          At all times during the Term the Property shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease. Lessee shall not commit or permit any waste of the Property or any part thereof.

                          The address stated in Section 29.1 of this Lease is the chief place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its chief place of business or chief executive office. Regarding the Property, the Lease correctly identifies the location of the related Equipment and Improvements and contains an accurate legal description for the Land. Lessee has no other places of business where the Equipment or Improvements will be located other than that identified in Exhibit A to this Lease.

                          Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property (except the Land identified on Exhibit A to this Lease) in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

                          On the Basic Term Commencement Date, Lessor and Lessee shall execute (i) a Lease Supplement in regard to the Property which shall set forth the Basic Term Commencement Date and the Expiration Date and (ii) an amended Uniform Commercial Code Financing Statement containing an Equipment Schedule that has a complete description of each item of Equipment, an Improvement Schedule that has a complete description of each Improvement and a legal description of the Land leased hereunder. Simultaneously with the execution and delivery of such Lease Supplement, such Equipment, Improvements, Land, and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject in all respects to this Lease.

                          At all times during the Term with respect to the Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to the Property.

                                   ARTICLE IX

                      Compliance With Legal Requirements and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental
Laws), and all Insurance Requirements relating to the Property, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Property or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.

                                   ARTICLE X

                      Maintenance and Repair; Return.

                          Lessee, throughout the Term at its sole cost and expense, shall maintain the Property in good condition, repair and working order (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements, Insurance Requirements, and manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the Property, such that the Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

                          Lessee shall not use or locate any component of the Property outside of any Approved State. Lessee shall not move or relocate any component of the Property beyond the boundaries of the Land (comprising part of the Property) described herein and in any applicable Lease Supplement.

                          If any component of the Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use and the failure to replace such component would have a Material Adverse Effect, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). All components which are added to the Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in the Property and subject to the terms of this Lease as if originally leased hereunder.

                          Upon reasonable advance notice, Lessor and its agents shall have the right at Lessor's expense to inspect the Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee.

                          Prior to commencement of construction of Improvements on the Land comprising a portion of the Property the Lessee (at Lessee's sole expense) will cause an Appraisal to be delivered to the Lessor reflecting an appraised value when the Property is completed at least equal to one hundred percent (100%) of the Termination Value (the "Base Amount"). Lessor, in its reasonable discretion, may request (at Lessee's sole expense) a re-appraisal of the Property upon the occurrence and during the continuation of an Event of Default; or if no Event of Default has occurred and is continuing, no more frequently than every three (3) years following the Basic Term Commencement Date unless such an Appraisal is required by any Legal Requirement applicable to Lessor, any Lender or any Holder; provided, however, no minimum valuation shall be required respecting any re-appraisal.

                          Lessor shall under no circumstances be required to build any improvements or install any equipment on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way.
         Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                          Lessee shall, upon the expiration or earlier termination of this Lease, if Lessee shall not have exercised its Purchase Option with respect to the Property and purchased such Property, surrender the Property to Lessor pursuant to (i) the exercise of certain remedies upon the occurrence of a Lease Event of Default or (ii) the second paragraph of Section 22.1(a) hereof, or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a)-(f), 10.2, 11.1, 12.1, 22.1 and 23.1 hereof).

                      Hazardous Substance Removal and Remediation. Following the Land Acquisition Date, Lessee agrees to undertake with all reasonable diligence a remediation program to remove the chlorinated solvent contamination in groundwater beneath the Property as described in letter of Engineering Consulting Services, Ltd. addressed to Development Resources, Inc. dated September 12, 1996 (ECS Project No. 1280-I) (the "Environmental Audit") and in accordance with the recommended remediation program as described therein, at its expense, with proper off-site disposal, and to perform, to the extent required by any Environmental Law, any Governmental Authority, all environmental response, investigation, removal, corrective and remedial actions with respect to Hazardous Substances on, at, or beneath the Property in a reasonably diligent manner. Lessee's obligations hereunder shall survive any Lease Event of Default, any termination of this Lease pursuant to Section 17.1 hereof, and any default under any Operative Agreements.

                      Lessor's Right of Inspection. Lessor shall have the right at any time after and during the continuation of any Default or Event of Default, to conduct or cause to be conducted an environmental inspection or audit of the Property by itself or by a qualified environmental consultant or engineer selected by Lessor; and Lessee hereby grants to Lessor, the Agent, the Lenders and the Holders and their employees, agents, and independent contractors (hereinafter collectively called "Lessor and its Representatives"), the right to enter the Property upon reasonable notice for the purpose of conducting after and during the continuation of any Default or Event of Default under any of the Operative Agreements, any inspection, audit or tests, making soil borings, extracting samples, installing monitoring wells, and conducting such other procedures as Lessor and its Representatives deem necessary or desirable in connection with such inspection or audit. At any time during this Lease, provided Lessor has a reasonable basis for doing so, Lessor may require Lessee to cause to be performed, at the expense of Lessee, for the benefit of Lessor and its Representatives, an inspection or audit of the Property by an environmental consultant or engineer approved by Lessor, and Lessee shall furnish to Lessor, at no cost to Lessor, the written inspection or audit report certifying as to the presence or absence of Hazardous Substances on, at, or under the Property. Notwithstanding the foregoing obligations, no less than once every twelve months, and upon Completion of the Property, Lessee shall cause to be performed, at the expense of Lessee, for the benefit of Lessor and its Representatives, an inspection or audit of chlorinated solvent contamination of the Property by an environmental consultant or engineer approved by Lessor, and Lessee shall furnish to Lessor, at no cost to Lessor, a written inspection or audit report which shall, at a minimum, fully delineate the extent of chlorinated solvent contamination on, at, or under the Property provided that if two (2) consecutive annual reports shall disclose that such contamination described in the Environmental Audit has been reduced to levels permitted by Environmental Laws, no further annual reports shall be required pursuant to this Section 10.3 except that Lessee shall nonetheless provide to Lessor and Agent copies of all analytical data or reports generated thereafter with respect to any monitoring or testing of the Property.

                      Environmental Inspection. If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1, or for whatever reason Lessee does not purchase the Property in accordance with the terms of this Lease, then not more than one hundred twenty (120) days nor less than sixty (60) days prior to the Expiration Date, Lessee at its sole expense shall cause to be delivered to Lessor an environmental assessment for the Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent licensed professional engineer reasonably acceptable to Lessor and the Agent, and addressed to and in form, scope and content reasonably satisfactory to Lessor and the Agent and which environmental assessment (i) shall be sufficient in scope to determine compliance with all applicable Environmental Laws and all applicable Legal Requirements and (ii) if such environmental assessment reveals the need for additional review (including soil, air, water or ground water samplings and analysis) Lessee shall have provided such additional information or environmental assessment as may reasonably be required by Lessor and the Agent and, any remediation recommended therein to be performed shall have been performed.

                                   ARTICLE XI

                      Modifications.

                          Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"), and Lessee shall make any and all Modifications required to be made pursuant to any Legal Requirement; provided, that: (i) except for any modification required to be made pursuant to a Legal Requirement, no Modification shall materially impair the value, utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all material Legal Requirements (including without limitation all Environmental Laws) and Insurance Requirements applicable to any Modification, including without limitation the obtaining of all permits, licenses, consents and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of this lease facility. All Modifications shall immediately and without further action upon their incorporation into the Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee shall not remove or attempt to remove any Modification from the Property. Lessee, at its own cost and expense, will pay for the repairs of any damage to the Property caused by the removal or attempted removal of any Modification.

                          The construction process provided for in the Agency Agreement is acknowledged by Lessor and the Agent to be consistent with and in compliance with the terms and provisions of this Article XI.

                                  ARTICLE XII

                      Warranty of Title.

                          Title to the Property (including without limitation all Equipment, all Improvements, all replacement components to the Property and all Modifications) shall immediately and without further action vest in and such shall become the property of Lessor and be subject to the terms of this Lease from and after the date hereof or such date of incorporation into the Property. Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Agent or any Holder pursuant to any Operative Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to the Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor created by the Operative Agreements are first priority perfected Liens subject only to Permitted Liens.

                          Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

                                  ARTICLE XIII

                      Permitted Contests Other Than in Respect of Indemnities. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the Property, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed a Lien (other than Permitted Liens) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an officer's Certificate certifying as to the matters set forth in clauses (a),
(b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

                                  ARTICLE XIV

                      Public Liability and Workers, Compensation Insurance. During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, contractual liability insurance, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property or the premises where the Equipment is located and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use of the Improvements on the Land or as a result of any activities taking place on the Property after construction, and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability no less than $2,000,000 (with a deductible or retention of no more than $50,000), and (ii) for umbrella liability no less than $20,000,000 with an attachment point of $2,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders, the Agent and the Lenders as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force. In the operation of the Property, Lessee shall comply with applicable workers compensation laws and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

                      Permanent Hazard and Other Insurance.

                          During the Term of this Lease, Lessee shall keep the Property insured against all risk of physical loss or damage by fire and other risks under an "all-risk" insurance policy and shall maintain builders risk insurance during construction of any Improvements or Modifications, in each case in amounts covering 100% of the replacement cost value of the Improvements and Equipment (including tenant improvements) with an agreed amount endorsement and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee and (ii) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The form of the all-risk policy in effect during the period the Property constitutes a

         Construction Period Property shall be on a builders risk, non-reporting form and contain a right to occupancy endorsement. The "all-risk" policy shall provide, among other things, sprinkler coverage, boiler, machinery and plate glass coverage, cost of demolition coverage, increased costs of construction and the value of the undamaged portion of the building coverage and soft cost coverage. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as a named additional insured and loss payee and the Holders and the Agent, on behalf of itself and the Lenders to the extent of their respective interests, as mortgagee and an additional named insured and loss payee; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $7,000,000 will be paid to Lessee.

                          If, during the Term the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any such Property. During the Term, Lessee shall, in the operation and use of the Property, maintain workers' compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $100,000. In the operation of the Property, Lessee shall comply with workers, compensation laws applicable to Lessee, and protect Lessor, the Holders, the Agent and each Lender against any liability under such laws.

                      Coverage.

                      As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish Lessor, the

Holders and the Agent with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming (to the extent of their respective interests) Lessor, the Holders, the Agent and the Lenders as additional insureds and loss payees and evidencing the other requirements of this Article XIV. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having a financial rating of at least A-X in the most recent edition of Best's Insurance Reports or otherwise acceptable to Lessor, the Holders and the Agent and legally qualified to issue such insurance. Lessee shall cause such certificates to include a provision for thirty (30) days, advance written notice by the insurer to Lessor, the Holders and the Agent in the event of cancellation or material alteration of such insurance. Additionally, all such policies will provide that (i) the same may not be invalidated against Lessor, Holders, the Agent and the Lenders by reason of any action or inaction or violation of a condition or a breach of warranty of the policies or the application thereof by Lessee or any other Person; (ii) that the insurer will give written notice to Lessor and the Agent in the event of non-payment of premiums by Lessee when due; (iii) that neither Lessor, the Holders, the Agent, any Lender nor any Person other than Lessee shall be liable for the payment of any premiums, commissions or assessments in connection with such insurance; (iv) a waiver of any rights of subrogation of the insurer against Lessor, the Holders, the Agent or any Lender; and (v) that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and all liability for premiums (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by any insured. If an Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

                          Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any Contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

                          Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

                          Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

                                   ARTICLE XV

                      Casualty and Condemnation.

                          Subject to the provisions of this Article XV and
         Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds under Sections 14.2(a) or (b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $7,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust by Lessee for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this subparagraph
         (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements.

                          Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that to the fullest extent permitted by applicable law this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                          If Lessee shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein where damage to the Property is estimated to equal or exceed ten percent (10%) of the Property Cost, Lessee shall give notice thereof to Lessor and to the Agent promptly after the receipt of such notice. In such event or in the event that a condemnation award, other compensation or insurance proceeds in excess of $7,000,000 are received by Lessee or Lessor in respect of any Casualty or Condemnation, then at the option of the Lessor or the Agent to be exercised by written notice to Lessee, Lessee shall be deemed to have delivered a Termination Notice and the provisions of Sections 16.1 and 16.2 shall apply.

                          In the event of a Casualty or a Condemnation
         (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate in accordance with Section
         16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor and the Agent a notice to such effect.

                          If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including without limitation any such award, compensation or insurance which has been received by the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements, and if not available or sufficient, using its own funds), diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the as-built Plans and Specifications or manufacturer's specifications for the applicable Improvements, Equipment or other components of the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements), so as to restore the Property to substantially the same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the Property shall remain with Lessor.

                          In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to
         Article III.

                          Notwithstanding anything to the contrary set forth in
         Section 15.1(a) or Section 15.1(e) hereof, if following the Completion Date a Casualty occurs with respect to the Property or Lessee receives notice of a Condemnation with respect to the Property, and following such Casualty or Condemnation, the Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty
         (180) days prior to the Expiration Date or the date nine (9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to the substantially same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day the Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for the Property on the next Payment Date and pay Lessor the Termination Value for the Property; provided, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within three (3) Business Days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to the Property; provided, further, that upon payment in full of the Termination Value to the Lessor as herein provided any Excess Proceeds shall be paid to Lessee. If a Default has occurred and is continuing and any Loans, Holder Advance or other amounts are then owing, then any Excess Proceeds (to the extent of any such Loans, Holder Advance or other amounts owing) shall be paid to Lessor, held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default.

                          If at any time prior to the Completion Date of the Property (i) there occurs a Casualty (other than a Casualty caused by the Lessee's negligence) or a Condemnation, the proceeds of which exceed or are expected to exceed ten percent (10%) of the Construction Budget or that will prevent the Property from being completed by the Construction Termination Date or (ii) there shall occur a Force Majeure Event that will prevent the Property from being completed by the Construction Termination Date, then in either such event the Lessee on or prior to the date thirty
         (30) days prior to the Construction Period Termination Date shall notify the Lessor, the Agent, each Lender and each Holder of the occurrence of such event in the manner set forth in Section 3.3 of the Agency Agreement and the Lessor shall be entitled to the election as so provided in said Section 3.3. of the Agency Agreement. In the event that the Lessor shall, in accordance with said Section 3.3 of the Agency Agreement, elect to require the Lessee to pay to the Lessor the Maximum Residual Guaranty Amount then the Lessee shall pay to the Lessor the Maximum Residual Guaranty Amount and shall surrender or cause to be surrendered the Property in accordance with the terms and provisions of Section 10.1 hereof.

                      Environmental Matters. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $50,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination Notice pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable licensed environmental engineer acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the engineer that the Environmental Violation has been remedied in full compliance with applicable Environmental Law. Not less than sixty (60) days prior to the time that Lessee elects to re-market the Property pursuant to
Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor an environmental assessment respecting the Property dated no more than thirty (30) days prior to the date of delivery by an independent licensed professional engineer acceptable to Lessor, the Holders and the Agent, and addressed to and in form, scope and content reasonably satisfactory to Lessor, the Holders and the Agent and which environmental assessment (i) shall be sufficient in scope to determine compliance with all applicable Environmental Laws and all applicable Legal Requirements and (ii) if such environmental assessment reveals the need for additional review (including soil, air, water or groundwater samplings and analysis) Lessee shall have provided such additional information or environmental assessment as required by Lessor, the Holder and the Agent and, any remediation recommended therein to be performed shall have been performed. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the environmental assessment, Lessee shall be obligated to purchase the Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of the Property to a Person other than Lessee or any Affiliate of Lessee.

                      Notice of Environmental Matters. Promptly, but in any event within five (5) days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.

                                  ARTICLE XVI

                      Termination Upon Certain Events. If any of the following occur: (i) as a result of a Casualty or Condemnation, Lessee has delivered a notice pursuant to Section 15.1(d), or is deemed to have delivered such notice pursuant to Section 15.1(c), then following the applicable Casualty or Condemnation this Lease shall terminate or (ii) Lessee has delivered notice pursuant to the second sentence of Section 15.2 that, due to the occurrence of an Environmental Violation, this Lease shall terminate, then in either such event Lessee shall be obligated to deliver, within thirty (30) days of its receipt of notice of the applicable Condemnation or the occurrence of the applicable Casualty or Environmental Violation, a written notice to Lessor in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease.

                      Procedures.

                          A Termination Notice shall contain: (i) notice of termination of this Lease on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the Property and purchase such Property on such Termination Date.

                          On the Termination Date, Lessee shall pay to Lessor the Termination Value for the Property, and Lessor shall convey the Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 20.2.

                      Change in Control. If as a result of one (1) or more transactions prior to the Expiration Date, any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Warburg Pincus Capital Company, L.P. or its Affiliates, shall, without the approval of the board of directors of the Lessee, obtain ownership or control of more than fifty percent (50%) of the common stock of Lessee or fifty percent (50%) of the voting power of the Lessee entitled to vote in the election of members of the board of directors of the Lessee (any such event a "Change in Control"), then the Lessor shall have an election (which such election shall be made at the direction of the Agent) of one of the following options within 90 days of such Change in Control; (i) approve the Change in Control and continue the Lease on the same terms and conditions or such other terms as Lessor and Lessee shall agree upon with the concurrence of the Agent and all of the lenders and all of the Holders or (ii) if the requisite approval required in the immediately preceding clause (i) shall not be secured, accelerate the Expiration Date of the Lease and treat the next succeeding Payment Date as the Expiration Date of the Lease for all purposes. The Lessor shall notify the Lessee within ninety (90) days of such Change in Control of its election of (i) or (ii) as applicable under the preceding sentence. In the event that the Lessor shall fail to notify the Lessee of its election within such ninety (90) day period then Lessor shall be deemed to have elected the option set forth in clause (ii) of this Section
16.3. In the event that the Lessor elects the option set forth in clause (ii) of this Section 16.3, then Lessee shall be required to elect either the "Sale Option" or the "Purchase Option" as provided in Article XX hereof within ten
(10) days of Lessor's election or deemed election thereof.

                                  ARTICLE XVII

                      Lease Events of Default. If any one (1) or more of the following events (each a "Lease Event of Default") shall occur:

                          Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within three (3) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

                          Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17.1(a)(ii)) within (i) thirty (30) days after such payment has become due and payable in the case of all Impositions (but such Impositions must, in all events, be paid within ten (10) days of the same becoming delinquent), and (ii) thirty (30) days as to all other Supplemental Rent (other than as referred to in Section 17.1(a)(ii) and in clause
         (i) of this Section 17.1(b)) after such payment has become due and payable.

                          Lessee shall fail to maintain insurance as required by Article XIV of this Lease or to deliver any requisite annual certificate with respect thereto within ten (10) days of the date such certificate is due under the terms hereof;

                          Lessee shall fail to observe or perform any material term, covenant or condition of Lessee under this Lease (including without limitation the Incorporated Covenants) or any other Operative Agreement to which Lessee is a party, or Lessee shall fail to observe in any material respect any Legal Requirement regarding the Property and such default or failure shall continue for a period of thirty (30) days after written notice thereof has been given to the Lessee by the Lessor or the Agent;

                      (e) Any representation or warranty made by Lessee set forth in this Lease (including without limitation the Incorporated Representations and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

                      (f) An Agency Agreement Event of Default shall have occurred and be continuing;

                      (g) Lessee or any of its Subsidiaries shall default in the payment when due beyond any applicable grace period of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $5,000,000; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

                      (h) The liquidation or dissolution of Lessee or any Material Subsidiary (unless the liquidation or dissolution of such Material Subsidiary is in connection with an internal restructuring of Lessee and such liquidation and dissolution has been approved by Agent and the Majority Lenders), or the suspension of the business of Lessee or any Material Subsidiary, or the filing by Lessee or any Material Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Lessee or any Material Subsidiary indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by Lessee or any Material Subsidiary for, or the appointment by consent or acquiescence of Lessee or any Material Subsidiary of a receiver, a trustee or a custodian of Lessee or any Material Subsidiary for all or a substantial part of its property; the making by Lessee or any Material Subsidiary of any assignment for the benefit of creditors; the inability of Lessee or any Material Subsidiary or the admission by Lessee or any Material Subsidiary in writing of its inability to pay its debts as they mature; or Lessee or any Material Subsidiary taking any corporate action to authorize any of the foregoing;

                      (i) The filing of an involuntary petition against Lessee or any Material Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Lessee for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lessee or any Material Subsidiary, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

                      (j) The adjudication of Lessee or any Material Subsidiary as bankrupt or insolvent;

                      (k) The entering of any order in any proceedings against Lessee or any Material Subsidiary decreeing the dissolution, divestiture or split-up of Lessee or any Material Subsidiary, and such order remains in effect for more than sixty (60) days;

                      (l) Any material report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of Lessee pursuant to the terms of this Lease or any other Operative Agreement is false or misleading in any material respect when made or delivered;

                      (m) Any Lessee Credit Agreement Event of Default shall have occurred and be continuing and shall not have been waived;

                      (n) A final judgment or judgments for the payment of money shall be rendered by a court or courts against Lessee or any of its Material Subsidiaries in excess of $5,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or
         (ii) Lessee or such Material Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within thirty (30) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

                      (o)         Lessee or any Material Subsidiary shall (i)
                                                  default in the payment of any
                                                  Indebtedness (other than as
                                                  referred to in Sections
                                                  17.1(a) and (b)) the
                                                  aggregate outstanding amount
                                                  of which is in excess of
                                                  $5,000,000 beyond the period
                                                  of grace, if any, provided in
                                                  the instrument or agreement
                                                  under which such Indebtedness
                                                  is created; or (ii) default
                                                  in the observance or the
                                                  performance of any other
                                                  agreement or conditions
                                                  relating to any Indebtedness
                                                  (other than as referred to in
                                                  Sections 17.1(a) and (b)) the
                                                  aggregate outstanding amount
                                                  of which is in excess of
                                                  $5,000,000 or contained in
                                                  any instrument or agreement
                                                  evidencing, securing or
                                                  relating thereto;

                      (p) Lessee or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by Lessee or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against Lessee or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated; or

                      (q) Prior to the Basic Term Commencement Date the Agency Agreement shall cease to be in full force and effect;

                      (r) This Lease or the Guaranty shall cease to be in full force and effect;

then, in any such event, (i) the Property, if a Construction Period Property, (whether or not the Basic Term has previously commenced) shall automatically become subject to the terms of this Lease as more specifically provided in
Section 2.2(b) hereof and (ii) Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                      Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Property. Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Property promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

                      No Obligation to Relet. If a Lease Event of Default shall have occurred and be continuing, and whether or not this

Lease shall have been terminated pursuant to Section 17.1, Lessor may, BUT SHALL BE UNDER NO OBLIGATION TO, relet the Property or any portion thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions of free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor and Lessee further confirm their intention that this Lease be treated as a loan and financing arrangement and Lessee acknowledges that, as such, the provisions set forth in Article XVII are designed and intended to provide for the repayment of such loan under such financing arrangement to the extent and in the manner provided. Accordingly, notwithstanding anything herein to the contrary and notwithstanding any law or rule of law to the contrary, Lessor shall have no obligation following a Lease Event of Default to mitigate damages by reletting or otherwise leasing all or any portion of the Property, and Lessee does hereby expressly waive any and all rights it may have to require Lessor or any successor in interest to lease or relet all or any portion of the Property or any right of Lessee to receive a credit for any funds received by Lessor in connection with any reletting of the Property it may, in its sole and absolute discretion, elect to undertake.

                      Damages. Neither (a) the termination of this Lease pursuant to Section 17.1; (b) the repossession of the Property; nor (c) the failure of Lessor to relet the Property or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, without reduction, deduction or credit for the net proceeds, if any, which are actually received by Lessor with respect to the period in question as a result of any reletting of the Property or any portion thereof; provided, that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. LESSEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS SECTION 17.4 SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND SHALL BE PAID AND/OR PERFORMED, AS THE CASE MAY BE, WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SET-OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER.

                      Power of Sale. Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1(b) hereof and any Lease Supplement, a Lien against the Property WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in the Property.

                      Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 13 of the Participation Agreement, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Termination Value. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, an assignment of Lessor's entire right, title and interest in and to the Property, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Property, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value. LESSEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS SECTION 17.6 SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND SHALL BE PAID AND/OR PERFORMED, AS THE CASE MAY BE, WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SET-OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER.

                      Environmental Costs. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting the Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

                      Waiver of Certain Rights. IF THIS LEASE SHALL BE TERMINATED PURSUANT TO SECTION 17.1, LESSEE WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (a) ANY NOTICE OF RE-ENTRY OR THE INSTITUTION OF LEGAL PROCEEDINGS TO OBTAIN RE-ENTRY OR POSSESSION; (b) ANY RIGHT OF REDEMPTION, RE-ENTRY OR POSSESSION; (c) THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT; AND (d) ANY OTHER RIGHTS WHICH MIGHT OTHERWISE LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THIS ARTICLE XVII.

                      Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property.

                      Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including without limitation any mortgage foreclosure remedies.

                                 ARTICLE XVIII

                      Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property, or any other real property owned or leased by Lessee and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                  ARTICLE XIX

                      Provisions Relating to Lessee's Exercise of its Purchase Option. Subject to Section 19.2, in connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's entire interest in the Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from Lessor. The Property shall be conveyed to Lessee "AS-IS, "WHERE-IS" and in its then present physical condition.

                      No Purchase or Termination With Respect to Less than All of the Property. Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to the Land, Equipment and/or Improvements comprising the Property but shall be required to exercise its Purchase Option or its Sale Option with respect to the entire Property.

                                   ARTICLE XX

                      Purchase Option or Sale Option-General Provisions. Not less than one hundred twenty (120) days and no more than one hundred eighty (180) days prior to the Expiration Date or (respecting the Purchase Option only) at any time after the Land Closing Date, Lessee may give Lessor and the Agent irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase the Property on the Expiration Date or on any Payment Date as specified in the Election Notice (the "Purchase Option") or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to re-market the Property to a Person other than Lessee or any Affiliate of Lessee and cause a sale of the Property to occur on the Expiration Date pursuant to the terms of
Section 22.1 (the "Sale Option"). If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least one hundred twenty
(120) days and not more than one hundred eighty (180) days prior to the Expiration Date, then, unless such Expiration Date is the "Final Expiration Date" to which the Term may be extended, the term of this Lease shall be extended in accordance with Section 2.2 hereof; if such Expiration Date is the "Final Expiration Date", then Lessee shall be deemed to have elected the Purchase Option. For purposes hereof the term "Final Expiration Date" refers to the last day of a Renewal Term that constitutes an Expiration Date. If Lessee shall either (i) elect (or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and fail to cause the Property to be sold in accordance with the terms of Section 22.1 on the Expiration Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination Value for the Property (which the parties do not intend to be a "bargain" purchase), Lessee shall comply with the terms and provisions of Section 22.1(c) and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property in accordance with Section 20.2.

                      Lessee Purchase Option. Provided, no Default or Event of Default shall have occurred and be continuing and provided that the Election Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase the Property on the Expiration Date or Payment Date (all as specified in the Election Notice) at a price equal to the Termination Value (which the parties do not intend to be a "bargain" purchase price).

         Subject to Section 19.2, in connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate, and upon tender by Lessee of the amounts set forth in Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a special or limited warranty deed conveying the Property (to the extent it is real property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor, Liens; (b) a Bill of Sale conveying the Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the deed; and (d) FIRPTA affidavits. The Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in its then present physical condition.

         If the Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date which could materially and adversely impact the Fair Market Sales Value of such Property, then Lessee shall be obligated to repurchase the Property pursuant to this Section 20.2.

         On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, unless such amounts have been otherwise paid at such time, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses referred to in Section 22.2(a), and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

                      Third Party Sale Option.

                          Provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of the

         Property on the Expiration Date (all as specified in the Election Notice) in accordance with the provisions of Section 22.1 hereof.

                          In the event Lessee exercises the Sale Option then, as soon as practicable and in all events not less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor an environmental assessment for the Property recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent licensed professional engineer acceptable to Lessor, the Holders and the Agent, addressed to and in form, scope and content satisfactory to Lessor, the Holders and the Agent. In the event that Lessor and the Agent shall not have received such environmental assessment by the date sixty (60) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case in Lessor's sole discretion), then Lessee on the Expiration Date shall pay to Lessor an amount equal to the Termination Value for the Property and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property in accordance with Section 19.1.

                                  ARTICLE XXI

         Article XXI Intentionally Omitted

                                  ARTICLE XXII

                      Sale Procedure.

                          During the Marketing Period, Lessee, on behalf of Lessor, shall obtain bids for the cash purchase of the Property in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration Date

         (the "Sale Date") for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date unless such amounts have been otherwise paid at such time, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses referred to in Section 22.2(a), all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

                      Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the bids submitted by Lessee if any such bid is greater than or equal to the Limited Recourse Amount and represent bona fide offers from one (1) or more third party purchasers. If the price which a prospective purchaser or the prospective purchasers shall have offered to pay for the Property on the Expiration Date is less than the Limited Recourse Amount or if such bid does not represent a bona fide offer from one (1) or more third parties, Lessor may elect to retain the Property by giving Lessee written notice of Lessor's election to retain the Property, and upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, the Property in accordance with the terms and conditions of Section 10.1.

                      Unless Lessor shall have elected to retain the Property pursuant to the provisions of the final sentence of the preceding paragraph, Lessee shall arrange for Lessor to sell the Property free and clear of the Lien of this Lease and any Lessor Liens attributable to it, without recourse or warranty (of title or otherwise), for cash on the Sale Date to the purchaser or purchasers identified by Lessee or Lessor, as the case may be; provided, however, solely as to

         Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently contesting such Lessor Lien by appropriate proceedings. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) a special or limited warranty deed conveying the Property (to the extent it is real property titled to Lessor) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying the Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the deed; and (d) FIRPTA affidavits, as appropriate. Lessee shall surrender the Property so sold or subject to such documents to the purchaser in the condition specified in
         Section 10.1. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for the Property. If the Property is not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or
         (ii) retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this
         Section 22.1(a), then Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the Termination Value less any sales proceeds received and to comply with the terms and provisions of
         Section 22.1(c).

                          If the Property is sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a) and the purchase price paid for the Property is less than the Property Cost for such Property (hereinafter such difference shall be referred to as the "Deficiency Balance"), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount. On a Sale Date if (w) no Event of Default has occurred and is continuing, (x) Lessor receives the Termination Value for the Property from one (1) or more third party purchasers,
         (y) Lessor receives all other amounts specified in the last sentence of the first paragraph of Section 22.1(a) and (z) the purchase price paid for the Property on such date exceeds the Property Cost, then Lessee may retain such excess. If the Property is retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date an amount equal to the Maximum Residual Guarantee Amount. Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a). Upon payment in full of the Maximum Residual Guarantee Amount as provided in this Section 22.1(b) and all other amounts required to be paid by Lessee pursuant to the Operative Agreements including, without limitation, the amounts referenced in this Section 22.1(b), and provided Lessee shall comply with the requirements of Section 22.1(c) hereof, then Lessee shall have no further obligations under this Lease except for the indemnification obligations under Section 13 of the Participation Agreement.

                          In the event that the Property is either sold to one
         (1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain the Property for its intended purposes,
         (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of the Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchaser(s), as applicable), (iii) a services agreement covering such services and supplies to be provided by Lessee as Lessor or such third party purchaser(s) may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's-length fair market rates) as shall be acceptable to Lessee and Lessor or such third party purchaser(s), and (iv) such quitclaim deeds, releases, and bills of sale respecting the Property as Lessor or such third party purchaser(s) shall reasonably request. All assignments, licenses, easements, agreements and other deliveries required by clauses (i),
         (ii), (iii), and (iv) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

                      Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of the Property in the following order of priority:

                          FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale;

                          SECOND, so long as the Credit Agreement is in effect and any Holder Advances or any amount is owing to the Holders under any Operative Agreement, to the Agent to be applied pursuant to intercreditor provisions between the Lenders and the Holders contained in the Operative Agreements; and

                          THIRD, to Lessee.

                      Indemnity for Excessive Wear. If the proceeds of the sale described in Section 22.1 with respect to the Property, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure described in Section 22.4 below) that the Fair Market Sales Value of the Property, shall have been impaired by greater than expected wear and tear during the term of the Lease, as a result of the failure of the Lessee to maintain the Property in accordance with the terms of this Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement
(i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

                      Appraisal Procedure. For determining the Fair Market Sales Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to the Fair Market Sales Value or other amount at issue within a period of ten
(10) days from commencement of the Appraisal Procedure under the applicable section of the Lease; and if Lessor and Lessee cannot agree on such Fair Market Sales Value, or other amount at issue, as applicable, within ten (10) days, then such issue shall be submitted by Lessor and Lessee to two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, and any decision unanimously reached by such appraisers shall be binding on Lessor and Lessee; but if either party shall fail to choose an appraiser within twenty
(20) days after notice from the other party of the selection of its appraiser, then the decision by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree on such Fair Market Sales Value, or other amount at issue, as applicable, within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

                      Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Property (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to the Property or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

                                 ARTICLE XXIII

                      Holding Over. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at one hundred ten percent (110%) of the Basic Rent that would otherwise be due and payable at such time. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional ten percent (10%) amount shall be applied by Lessor to the payment of the Loans pursuant to the Credit Agreement and the Holder Advances pursuant to the Trust Agreement pro rata between the Loans and the Holder Advances. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of the Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.

                                  ARTICLE XXIV

         24.1 Risk of Loss. During the Term, unless Lessee shall not be in actual possession of the Property solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

                                  ARTICLE XXV

                      Assignment.

                          Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent, the Holders and Lessor; provided, however, upon written notice to the Lessor and the Agent, Lessee may assign its rights under this Lease to a wholly owned Subsidiary of Lessee.

                          No assignment by Lessee (referenced in this Section
         25.1 or otherwise) or other relinquishment of possession to Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to any assignment regarding this Lease.

                      Subleases.

                          Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor and the Agent of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the Property described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

                          Lessee may sublet the Property or any portion thereof
         (i) to any wholly-owned Subsidiary of Lessee and (ii) to any other Person, without the prior written consent of the Agent, any Holder or Lessor provided that the term of any such sublease complies with the provisions of Section 25.2(c) and such sublease is, at all times, subordinate to this Lease and all of the Security Documents .

                          No sublease (referenced in this Section 25.2 or otherwise) or other relinquishment of possession to the

         Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet. During the Basic Term, the term of any such sublease shall not extend beyond the Basic Term. During any Renewal Term, the term of any such sublease shall not extend beyond such Renewal Term. In the event that the Lessor, Agent, Holders and Lenders in their sole and absolute discretion shall permit one or more Extended Renewal Terms, then, during any such Extended Renewal Term, the term of any such sublease shall not extend beyond such Extended Renewal Term. Each sublease shall be expressly subject and subordinate to this Lease and all of the Security Documents.

                                  ARTICLE XXVI

         26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                 ARTICLE XXVII

                      Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of the Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and the Agent and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

                      No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in the Property, (c) any Notes, or (d) a beneficial interest in Lessor.

                                 ARTICLE XXVIII

                      Incorporation of Covenants. Reference is made to the Lessee Credit Agreement and the representations and warranties of Lessee contained in Articles VI and VII of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated Representations and Warranties") and the covenants contained in Articles VIII, IX and X of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). Lessee agrees with Lessor that the Incorporated Representations and Warranties and the Incorporated Covenants (and all other relevant provisions of the Lessee Credit Agreement related thereto, including without limitation the defined terms contained in Article I thereof which are used in the Incorporated Representations and Warranties and the Incorporated Covenants) are hereby incorporated by reference into this Lease to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of Lessor, without giving effect to any waiver, amendment, modification or replacement of the Lessee Credit Agreement or any term or provision of the Incorporated Representations and Warranties or the Incorporated Covenants occurring subsequent to the date of this Lease, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Lessee Credit Agreement or an amendment or modification is executed with respect to the Lessee Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties or the Incorporated Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Representations and Warranties and the Incorporated Covenants as incorporated by reference into this Lease only if consented to in writing by the Majority Lenders. In the event of any replacement of the Lessee Credit Agreement with a similar credit facility (the "New Facility") the representations and warranties and covenants (affirmative, negative and financial) contained in the New Facility which correspond to the representations and warranties and covenants contained in Articles

VI, VII, VIII, IX and X of the Lessee Credit Agreement shall become the Incorporated Representations and Warranties and the Incorporated Covenants hereunder only if consented to in writing by Lessor and the Majority Lenders and, if such consent is not granted or if the Lessee Credit Agreement is terminated and not replaced, then the representations and warranties and covenants contained in Articles VI, VII, VIII, IX and X of the Lessee Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder.

                                  ARTICLE XXIX

                      Notices. All notices required or permitted to be given under this Lease shall be in writing. Notices may be served by certified or registered mail, postage prepaid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to Lessee:

                          LCI International, Inc.
                          8180 Greensboro Drive, Suite 800
                          McLean, Virginia  22102
                          Attention:  John J. Dillon
                          Telephone No.:  (703) 848-4490
                          Telecopy No.:   (703) 918-4460
         with copy to:

                          Squire, Sanders & Dempsey
                          41 South High Street
                          Columbus, Ohio  43215
                          Attention:  Richard W. Rubenstein
                          Telephone No.:  (614) 365-2700
                          Telecopy No.:   (614) 365-2499

         If to Lessor:

                          First Security Bank, National Association
                          79 South Main Street
                          Salt Lake City, Utah 84111
                          Attention:       Val T. Orton, Vice President
                          Telephone No.:   (801) 246-5300
                          Telecopy No.:    (801) 246-5053

         with a copy to the Agent:

                          NationsBank of Texas, N.A.
                          901 Main Street, 64th Floor
                          Dallas, Texas  75202
                          Attention:  Brian D. Corum
                          Telephone No.:  (214) 508-0921
                          Telecopy No.:   (214) 508-9390

         with a copy to:

                          Kennedy Covington Lobdell & Hickman, L.L.P.
                          NationsBank Corporate Center
                          100 No. Tryon Street, Suite 4200
                          Charlotte, North Carolina  28202-4006
                          Attention:  Glen B. Hardymon
                          Telephone No.:  (704) 331-7446
                          Telecopy No.:   (704) 331-7598

or such additional parties and/or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.

                                  ARTICLE XXX

                      Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                      Amendments and Modifications. Neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee, subject to Sections 10.2 and 14.5 of the Participation Agreement.

                      Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                      Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      Counterparts. This Lease may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be an original, but all of which shall together constitute one (1) and the same instrument.

                      GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

                      Calculation of Rent. All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

                      Memoranda of Lease and Lease Supplements. This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record a memorandum of this Lease and a Lease Supplement (in substantially the form of Exhibits B and B-1, as applicable, attached hereto) regarding the Property promptly after the Land Acquisition Date and the commencement of the Basic Term, as applicable in the local filing office with respect thereto, in all cases at Lessee's cost and expense, and as required under applicable law to sufficiently evidence this Lease or any such Lease Supplement in the applicable real estate filing records.

                      Allocations between the Lenders and the Holders. Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the sale of the Property and any and all other Rent and other amounts received hereunder shall be subject to the intercreditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

                      Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Property (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.

                      WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND LESSEE IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE OR ANY COUNTERCLAIM THEREIN.

                      Exercise of Lessor Rights. Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements.

                      Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

                          submits for itself and its property in any legal
action or proceeding relating to this Lease and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina;

                          agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to such party at its address set forth in Section 29.1 or at such other address of which the parties hereto shall have been notified pursuant thereto;

                          agrees that nothing herein shall affect the right to
effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                          waives, to the maximum extent not prohibited by law,
any right it may have to claim or recover in any legal action or proceeding referred to in this Section 30.13 any special, exemplary or punitive damages.

                      Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Property or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

                      USURY SAVINGS PROVISION. IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NON-USURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NON-USURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NON-USURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED

BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NON-USURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

                            [Signature pages follow]

              IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


                                                   LCI INTERNATIONAL, INC.

[CORPORATE SEAL]

                                                   By:
                                                      ---------------------------------------------------------
                                                   Name:
                                                        -------------------------------------------------------
                                                   Title:
                                                         ------------------------------------------------------


                                                   FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its
                                                   individual capacity, but solely as the Owner Trustee under the Stuart Park Trust, as Lessor


                                                   By:
                                                      ---------------------------------------------------------
                                                   Name:  Val T. Orton
                                                   Title:  Vice President




Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

NATIONSBANK OF TEXAS, N.A.,
as the Agent

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                   EXHIBIT A TO THE DEED OF LEASE AGREEMENT

                        Legal Description of the Land





                               [TO BE SUPPLIED]